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                                  SCHEDULE 14A
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                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )
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Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement.   [ ] Confidential, for use of the Commission
                                        only (as permitted by Rule 14a-6(e)(2)).
[X]  Definitive proxy statement.
[ ]  Definitive additional materials.
[ ]  Soliciting material under Rule14a-12.

--------------------------------------------------------------------------------
                               COMDIAL CORPORATION
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      -------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------

      (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
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[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount Previously Paid:

         ------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

         ------------------------------------------------------

      (3) Filing Party:

         ------------------------------------------------------

      (4) Date Filed:

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

                               COMDIAL CORPORATION

                     --------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2002

TO THE STOCKHOLDERS OF
COMDIAL CORPORATION:

         The Annual Meeting of Stockholders (the "Annual Meeting") of Comdial Corporation, a Delaware corporation (the "Company"), will be held on May 17, 2002, at 9:00 a.m. Eastern Daylight Time, at Comdial Corporation, Executive Conference Center, 106 Cattlemen Road, Sarasota, Florida 34232 for the following purposes:

         1. To elect two (2) persons to serve on the Board of Directors (the "Board") each for a term of three (3) years;

         2. To consider and approve the 2002 Stock Incentive Plan and to authorize 2,500,000 shares of Common Stock for issuance under such plan; and

         3. To transact such other business as may properly come before the meeting or any continuation or adjournment thereof.

         Only stockholders of record at the close of business on April 2, 2002 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

         PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED.

                                           By Order of the Board of Directors

                                           /s/ Paul K. Suijk

Sarasota, Florida

April 15, 2002                             Paul K. Suijk, Secretary

                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               COMDIAL CORPORATION

                                  MAY 17, 2002

                     --------------------------------------

                                 PROXY STATEMENT

                     --------------------------------------

                               GENERAL INFORMATION

         The Annual Meeting of Stockholders (the "Annual Meeting") of COMDIAL CORPORATION, a Delaware corporation (also referred to as "Comdial" or the "Company"), will be held on May 17, 2002, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. The enclosed form of proxy is solicited on behalf of the Board of Directors of the Company in connection with such meeting. This Proxy Statement and the form of proxy are first being sent or given to stockholders on or about April 15, 2002. The executive offices of the Company are located at 106 Cattlemen Road, Sarasota, Florida 34232.

         At the Annual Meeting, the stockholders will be asked to consider and vote upon the election of two (2) nominees for director ("Proposal No. 1"). In addition, the stockholders will be asked to consider and approve a proposal to adopt the proposed 2002 Stock Incentive Plan, including authorizing 2,500,000 shares of Common Stock for issuance under said plan ("Proposal No. 2").

         If a proxy in the enclosed form is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the stockholder's specifications. If no directions to the contrary are indicated, the persons named in the proxy will vote the shares represented thereby "FOR" the election of the nominees for director and "FOR" the other proposals listed on the proxy card. If necessary, and unless the shares represented by the proxy are voted against the proposals, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date without further notice, in order to solicit and obtain sufficient votes to approve the matters being considered at the Annual Meeting. Any stockholder may revoke his proxy by delivery of a new, later-dated proxy or by providing written notice of revocation to the Secretary of the Company at any time before it is voted. A proxy will not be voted if the stockholder attends the meeting and elects to vote in person.

         Only stockholders of record at the close of business on April 2, 2002 have the right to receive notice of and to vote at the Annual Meeting. As of that date, 9,204,824 shares of Common Stock were issued and outstanding. Each holder of record of Common Stock is entitled to one vote per share on all matters voted upon.

         The presence in person or by proxy of the holders of fifty percent (50%) plus one (1) share of the Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote of a plurality of the shares of Common Stock represented at the Annual Meeting will be required to elect the nominee for director. The affirmative vote by the holders of a majority of the shares of Common Stock represented at the Annual Meeting will be required to act on all matters to come before the Annual Meeting, including Proposal No. 1 and No. 2.

         With respect to Proposal No. 1, stockholders may vote in favor of a nominee or withhold their votes as to any nominee. With respect to Proposal No. 2, stockholders may vote in favor of or against such proposal or ratification, or they may abstain from voting.

         In accordance with applicable law, the treatment and effect of abstentions and broker non-votes are as follows. If a stockholder marks the "ABSTAIN" box on the proxy card, no favorable vote is cast and therefore the abstention vote has the same effect as a vote against the proposal. If a broker or other nominee holding shares of Common Stock for beneficial owners has voted on one or more matters pursuant to discretionary authority or instructions from beneficial owners, but does not vote on other matters because the broker or nominee does not have the right to exercise discretionary voting power, such broker non-votes have no effect on the vote with respect to such other matters. In other words, broker non-votes are not counted as votes for the proposal or as votes against the proposal and are not counted in determining the number of votes needed in order for a proposal to be approved.

         The enclosed form of proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual
Meeting: (a) matters that may be presented at the Annual Meeting at the request of stockholders of which the Company has not received notice as of the date hereof; (b) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the meeting; (c) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (d) any proposal omitted from the Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (e) matters incident to the conduct of the Annual Meeting. The Board of Directors currently is not aware of any matters (other than procedural matters) that will be brought before the Annual Meeting that are not set forth in the Notice of Annual Meeting. If any such matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

         The costs of soliciting proxies will be borne by the Company. In addition to solicitation by mail, certain directors, officers, and employees of the Company may solicit proxies in person or by telephone, facsimile or mail. The Company will also request holders of Common Stock who are brokerage firms, custodians and fiduciaries to forward proxy material to the beneficial owners of such shares and upon request will reimburse the reasonable costs of forwarding such material.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

Nominees For Director

Pursuant to the terms of the Company's Certificate of Incorporation and its Bylaws, the Board of Directors has the power to change the number of directors by resolution. The number of directors is currently set at five (5) members divided into three classes, A, B and C. One class of directors is elected each year to hold office for a three-year term and until successors of such directors are chosen and have qualified. The classes are staggered so that their terms expire in successive years resulting in the election of only one class of directors each year. The Board is required by the Certificate of Incorporation to apportion its directorships among the three classes so that the number of directors in each class will be as nearly equal as possible.

         Since the last annual meeting of stockholders, there have been the following changes and events affecting the Board of Directors:

      o On October 23, 2001, the Board added two new seats to the Board bringing the number of director positions to six (6) and appointed David P. Berg and Sanford Schlitt as directors.

      o  On December 31, 2001, Barbara J. Dreyer resigned from the Board.

      o  On February 15, 2002, Dianne C. Walker resigned from the Board.

      o On February 15, 2002, the Board appointed Stewart S. Sutcliffe as a director.

      o On February 15, 2002, the Board appointed Robert P. Collins as Chairman and Nickolas A. Branica as Vice Chairman.

      o  On March 18, 2002, the size of the Board was reduced to five (5).

      o On March 31, 2002, Mr. Sutcliffe resigned from the Board leaving the Board with one vacancy.

      o On April 1, 2002, the Board re-designated Messrs. Berg and Schlitt as Class B directors.

         Presently, Mr. Collins (Chairman), Mr. Branica (Vice Chairman), Mr. Berg and Mr. Schlitt serve on the Board of Directors and there is one vacancy The terms of Messrs. Berg and Schlitt expire at the Annual Meeting and they are each seeking re-election to the Board of Directors. Mr. Schlitt and Mr. Berg are each nominated for election as a director for a three (3) year term expiring at the annual meeting of the stockholders of the Company in 2005.

         In the absence of instructions to the contrary, the proxy holders will vote the proxies received by them for the election of Mr. Schlitt and Mr. Berg as directors for terms ending in 2005. Discretionary authority is reserved to cast votes for the election of a substitute should any one or more of the nominees be unable or unwilling to serve as directors. The nominees have agreed to serve as directors if elected, and the Company believes that the nominees will be available to serve. Should any named nominee become unavailable for election, the board may substitute another nominee. In that event, the proxy would be voted for the substitute nominee unless instructed otherwise on the proxy form.

         The names and ages of the directors continuing in office and of the nominees, their principal occupation or employment during the past five years, and other data regarding each of them is set forth below.

                 Nominees for Election to the Board of Directors
                             Terms Expiring in 2005

SANFORD SCHLITT

Mr. Schlitt, age 57, has been President of Spenford Funding Group, Inc., a privately held Sarasota, Florida firm engaged in business consulting and financing, since 1987. Mr. Schlitt has had extensive experience in private industry, previously serving as Chairman of the Board of Reliance Audio Visual Corp., President of Bruning Microfilm Corporation, President of Preflight Film Processing Corp. and as senior executive of many other successful business ventures. Concurrent with his business career, Mr. Schlitt served 35 years with the Air Force Reserve, retiring in 2001 as a Brigadier General. In his last ten years of duty, Mr. Schlitt was assigned directly to the Secretary of the Air Force at the Pentagon as the Senior Reserve Officer in Acquisition. His responsibilities included assisting in setting Air Force-wide policies for the science, technology, program management, contracting and acquisition of weapon systems and associated support. Mr. Schlitt has also served on the staffs of Senator and later Vice President Hubert H. Humphrey, and of Senator Walter F. Mondale. Mr. Schlitt has served as a director of the Company since 2001 and is a member of the Audit and Compensation Committees and is Chairman of the Nominating Committee.

DAVID P. BERG

Mr. Berg, age 40, is President and Chief Operating Officer of the International Division of Danka Business Systems, PLC, one of the world's largest suppliers of office imaging equipment. Mr. Berg has served in that capacity since August 2001. Previously, Mr. Berg served as Senior Vice President and General Counsel of Comdial from March 2001 until July 2001. From 2000 to 2001, Mr. Berg was President of iPool.com, a privately held e-commerce company. From 1997 to 2000, Mr. Berg served as Executive Vice President and General Counsel of Danka Business Systems, PLC, a publicly traded company. Mr. Berg served as Senior Vice President of Business Development. Mr. Berg earned his B.A. degree in Economics from Emory University and his Doctor of Jurisprudence degree from the University of Florida College of Law. Mr. Berg has served as a director of the Company since 2001 and is a member of the Audit, Compensation and Nominating Committees.

              Member of the Board of Directors Continuing in Office
                              Term Expiring in 2003

ROBERT P. COLLINS, CHAIRMAN

Mr. Collins, age 63, has been the Chief Executive Officer of Capstone Partners, a consulting firm, since 1998. From 1987 until 1998, Mr. Collins served as President and Chief Executive Officer of GE Fanuc Automation, a joint venture between General Electric Co. and Fanuc Ltd. of Japan specializing in the development and manufacture of automation equipment. During his tenure with GE Fanuc Automation, Mr. Collins also served as Co-Chairman of the Board of Directors of GE Fanuc Automation-Europe and Chairman of the Board of Directors of GE Fanuc Eberle Automation and AFE Technologies-UK. Mr. Collins is a member of the Board of Directors of CSE Systems & Engineering, Ltd. a Singapore-based company that provides systems integration services across several industries. Mr. Collins was named Chairman of the Board of Directors in February 2002 and has served as a director of the Company since 1998. Mr. Collins is also Chairman of the Audit Committee and the Compensation Committee and is a member of the Nominating Committee.

              Member of the Board of Directors Continuing in Office
                              Term Expiring in 2004

NICKOLAS A. BRANICA, VICE CHAIRMAN

Mr. Branica, age 49, has been President and Chief Executive Officer of Comdial since October 2000. In 1992, Mr. Branica started Key Voice Technologies, Inc.("KVT") in Sarasota, Florida, and served as its President and Chief Executive Officer. In March 1996, Comdial Corporation acquired KVT with the stipulation that Mr. Branica would remain as President and Chief Executive Officer of KVT. Before joining Comdial, Mr. Branica held management positions with Elcotel and Compass Technologies/Octel Corporation, both public telecommunications companies.

Board Meetings

         The Board of Directors held four (4) regularly scheduled meetings and ten (10) special meetings in 2001. During 2001, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and standing Committees on which they served.

Committees

         The Board of Directors has established Audit, Compensation and Nominating Committees as well as certain other committees.

         The Audit Committee held six (6) meetings in 2001. The Audit Committee operates under a formal written charter which was attached to last year's proxy statement for the annual meeting of stockholders, and its principal functions are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year and to review the plan and results of the audit by the independent accountants as well as the scope, results, and adequacy of the Company's systems of internal accounting controls and procedures. The Audit Committee reviews the independence of such accountants and reviews their fees for audit and non-audit services rendered to the Company. During 2001, the Audit Committee discussed the accounting principles used to prepare the Company's financial statements, reviewed both the audit and any non-audit activities performed by the Company's prior independent accountants, Deloitte & Touche LLP, and the Company's current independent accountants, Ernst & Young LLP, and met separately and privately with the independent accountants and certain Company employees to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received. Based on its evaluation, the Audit Committee decided in April 2001 to replace Deloitte & Touche LLP, and appointed Ernst & Young LLP who have since served as the Company's independent auditors. For further discussion of this matter, see Selection of Independent Auditors for 2002 on page 30 of this Proxy Statement.

         During 2001, the members of the Audit Committee included Ms. Walker (Chair), Mr. Collins, Mr. Schlitt and John W. Rosenblum. Mr. Rosenblum resigned as a director on June 15, 2001. Upon Ms. Walker's resignation from the Board on February 15, 2002, the Board appointed Stewart S. Sutcliffe to the Board of Directors and also to serve as chair of the Audit Committee on February 15, 2002. Mr. Sutcliffe was previously a partner with Ernst & Young LLP in Canada, having retired in 1997, and now is an independent consultant. Because Mr. Sutcliffe's presence on the Board of Directors created auditor independence concerns, Mr. Sutcliffe graciously agreed to resign from the board in March 2002. As a result of Mr. Sutcliffe's departure from the Board, the Audit Committee was left with two (2) members. The listing standards of the National Association of Securities Dealers (NASD) require that an Audit Committee of a member company must be comprised solely of at least three (3) "independent" directors. Mr. Collins and Mr. Schlitt are considered independent as that term is defined in NASD Rule 4200(a)(14), however, neither of the Company's remaining directors are independent under NASD rules.

The rules provide for an exception to the independence standards in cases of "exceptional circumstances." In light of the timing of Mr. Sutcliffe's resignation, the Board determined that this situation qualified as exceptional and appointed Mr. Berg to serve on the Audit Committee until the Board is able to appoint a new director to replace Mr. Sutcliffe. Mr. Berg is not considered independent as that term is defined in the NASD rules because he served as the Company's Senior Vice President and General Counsel for five months in 2001. However, the Board of Directors has determined that Mr. Berg's presence on the Audit Committee is beneficial to the Company because, among other things, Mr.
Berg: (a) has experience in financial matters; (b) has experience and knowledge in the industry; and (c) does not have any conflicts that would likely detract from his ability to exercise independent judgment. The Company's Board of Directors determined that Mr. Berg's membership on the Audit Committee was in the best interests of the Company and its stockholders at the time and was therefore permitted by NASD rules. Also, Mr. Collins was appointed as Chairman of the Audit Committee. Accordingly, the present composition of the Audit Committee is Mr. Collins (Chair), Mr. Schlitt and Mr. Berg.

         The Compensation Committee held two (2) meetings in 2001. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plan and any employee bonus programs of the Company. The Report of the Compensation Committee on executive compensation is set forth beginning on page 16 of this Proxy Statement. During 2001, the members of the Compensation Committee included Ms. Dreyer (Chair), Ms. Walker, Mr. Collins and Mr. Berg. Upon Ms. Dreyer's resignation from the Board in December 2001, Mr. Collins became Chairman of the committee, and upon Ms. Walker's resignation from the Board in February 2002, Mr. Sutcliffe became a member of the Compensation Committee. Upon Mr. Sutcliffe's resignation in March 2002, Mr. Schlitt was appointed to the Compensation Committee. Accordingly, the present composition of the Compensation Committee is Mr. Collins (Chair), Mr. Schlitt and Mr. Berg.

         The Nominating Committee held one (1) meeting in 2001. During 2001, the members of the Nominating Committee included Mr. Rosenblum, Ms. Dreyer, Ms. Walker and Mr. Collins. Ms. Dreyer replaced Mr. Rosenblum as Chair of the Nominating Committee upon Mr. Rosenblum's resignation on June 15, 2001. Mr. Schlitt replaced Ms. Dreyer as Chair of the Nominating Committee upon her resignation from the Board on December 31, 2001, and Mr. Berg replaced Ms. Walker upon her resignation from the Board on February 15, 2002. Accordingly, the present composition of the Nominating Committee is Mr. Schlitt (Chair), Mr. Collins and Mr. Berg. The principal functions of the Nominating Committee are to review candidates and recommend to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver a notice to the Company not less than 120 days in advance of the anniversary date of the date on which the Company's Proxy Statement was released to its stockholders in connection with the previous year's annual meeting of stockholders, setting forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, address, and principal occupation of such proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the total number of shares of common stock of the Company that will be voted for each proposed nominee and the number of shares of common stock of the Company owned by the notifying stockholder. The Chairman of the meeting, in his discretion, may refuse to acknowledge the nomination or disregard the nomination of any person not made in compliance with the foregoing procedure.

         By requiring advance notice of stockholder nominations, the Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors. However, they may have the effect of precluding a contest for the election of directors if their procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect his or her own slate of directors.

         A stockholder interested in nominating a person for election as a director at the Annual Meeting of Stockholders to be held in 2003 should notify the Company in the manner described above on or before January 1, 2003.

Compensation of Directors

         During 2001, non-employee directors of the Company received an annual retainer fee of $18,000 payable in equivalent monthly installments of $1,500. By resolution dated March 1, 2002, the Board also approved the payment to each director of meeting fees in the amount of $1,000 per regular meeting of the Board attended by such director, and $500 for special meetings of the Board and meetings of the three committees of the Board, as long as such special meetings or committee meetings are of a minimum duration of two (2) hours. In addition, the Chair of the Audit Committee is paid $1,000 for each meeting of that committee.

         The Board, with the approval of the stockholders, adopted the 1992 Non-Employee Directors Stock Incentive Plan (the "Directors Plan") and the 1992 Stock Incentive Plan (the "Incentive Plan") which plans provided for certain stock-related compensation for non-employee Directors and employees of the Company, respectively. Both the Directors Plan and the Incentive Plan have expired as of March 5, 2002. Because of the expiration of the aforementioned plans, the Company has proposed the 2002 Stock Incentive Plan to provide a plan for use by the Board of Directors to incentivise existing and new employees, officers and non-employee Directors. The 2002 Stock Incentive Plan is more fully described in the discussion related to Proposal No. 2 of this Proxy Statement. Subject to stockholder approval of Proposal No. 2, the Directors will be eligible for awards pursuant to the 2002 Stock Incentive Plan.

         Under the Directors Plan, as amended, a director of the Company who was not otherwise an employee of the Company or any of its subsidiaries and had not been an employee for a period of at least one year was eligible to receive automatic grants of options and awards of shares of Common Stock. An aggregate of 200,000 shares of Common Stock was reserved for issuance under the Directors Plan.

         The Directors Plan provided that each newly-elected director who was eligible to participate in the plan on the date of his or her first election to the Board would automatically receive an option to purchase 3,333 shares of Common Stock. The Directors Plan, as amended, further provided that, for each fiscal year in which the Company had net income, each director then in office would receive an automatic award of 3,333 shares of Common Stock in the following year, unless the Board suspended all or any part of such award. Because the Company did not have net income for fiscal year 2001, no director was entitled to an award of shares of the Company's Common Stock under the Directors Plan. On March 1, 2002, the number of initial options awarded to new directors was changed by resolution to an award of options to purchase 10,000 shares of Common Stock. This amendment was made applicable to all directors who, as of March 1, 2002, had not been granted their initial stock options.

         All stock options granted under the Directors Plan were non-statutory options. The option exercise price was the fair market value of the shares of Common Stock at the time the option is granted. All of the options are immediately exercisable; provided, however, that they may be exercised only while the holder is a director or within 36 months of the date he or she ceases to be a director, and in no event may any such option be exercised more than ten years after the date of grant.

         Mr. Branica is the only Company employee who is currently a member of the Board of Directors. Mr. Branica received no additional compensation for serving as a Director. Mr. Berg was employed by the Company within one (1) year of his appointment to the Board and is thus not yet eligible for the grant of stock options issued to new Directors. Mr. Berg is eligible for the cash compensation paid to non-employee directors and received such compensation.

Executive Officers of the Company

         The following table lists the executive officers of the Company. All executive officers are appointed annually by, and serve at the discretion of, the Board of Directors of the Company. During 2001, there were a number of changes in the executive officers of the Company. The following table first lists the current executive officers. The table then lists persons who served as executive officers during 2001, but are not currently executive officers.

                                          POSITION                             BUSINESS EXPERIENCE
         NAME AND AGE                  WITH THE COMPANY                       DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------

Current Executive Officers

Nickolas A. Branica (49)         President and Chief         Mr. Branica was appointed President and Chief Executive
                                 Executive Officer           Officer of Comdial in October 2000. In 1992, Mr. Branica
                                                             founded Key Voice Technologies, Inc. ("KVT") in Sarasota,
                                                             Florida, and served as its President and Chief Executive
                                                             Officer. In March 1996, Comdial Corporation acquired KVT
                                                             with the stipulation that Mr. Branica would remain as
                                                             President and Chief Executive Officer of KVT. Prior to
                                                             joining Comdial, Mr. Branica held management positions with
                                                             Elcotel and Compass Technologies/Octel Corporation, both
                                                             public telecommunications companies.

                                          POSITION                             BUSINESS EXPERIENCE
         NAME AND AGE                  WITH THE COMPANY                       DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------
Paul K. Suijk (45)               Senior Vice President,      Mr. Suijk was appointed Senior Vice President and Chief
                                 Chief Financial Officer     Financial Officer in May 2000 and is responsible for the
                                 and Secretary               Company's financial management. Prior to joining
                                                             Comdial, Mr. Suijk served as Senior Vice President and
                                                             Corporate Treasurer for Danka Business Systems, PLC,
                                                             where he was responsible for strategic planning,
                                                             budgeting, risk management, investor relations, and all
                                                             treasury functions. Prior to 1997, Mr. Suijk held
                                                             various executive financial management positions with
                                                             Fort James and Royal Dutch Shell. Mr. Suijk earned both
                                                             his undergraduate and Masters of Business Administration
                                                             degrees from George Washington University.

Kenneth W. Noack (64)            Senior Vice President of    Mr. Noack began as Senior Vice President of the Company
                                 Operations                  in August 2001. Prior to his hiring, Mr. Noack held
                                                             various senior positions in the telecommunications
                                                             industry including as Vice President of Operations for
                                                             Elcotel, Inc. from July 1992 until August 2001. Mr.
                                                             Noack has worked in the industry for nearly 30 years.
                                                             Mr. Noack received a B.B.A. degree in Operations
                                                             Management from the University of Wisconsin-Milwaukee.

Ralph R. Dyer (42)               Vice President and          Mr. Dyer was elected as Vice President and General
                                 General Counsel             Counsel in September 2001. He has responsibility for
                                                             legal and corporate functions of the Company. Prior to
                                                             joining Comdial, Mr. Dyer was Senior Corporate Counsel
                                                             for Intermedia Communications Inc. from 1998 until 2001.
                                                             Mr. Dyer was Director of Legal Affairs for Americatel
                                                             Corporation from 1994 until 1998 and Contract
                                                             Administrator for Americatel in 1993 and 1994. Mr. Dyer
                                                             earned his B.A. degree from the University of
                                                             Massachusetts and his J.D. degree from the University of
                                                             Miami School of Law.

                                          POSITION                             BUSINESS EXPERIENCE
         NAME AND AGE                  WITH THE COMPANY                       DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------------------

Carla K. Luke (31)               Vice President of           Ms. Luke, a CPA, became Vice President of Finance and
                                 Finance and Controller      Controller in January 2002. Prior to joining Comdial,
                                                             Ms. Luke was Corporate Controller and Assistant
                                                             Controller for Vicorp, Inc., a multi-national software
                                                             developer from December 1996 until July 2001.
                                                             Previously, Ms. Luke was Accounting Supervisor for Danka
                                                             Business Systems, PLC in 1995 and 1996 and was Audit
                                                             Senior with Coopers & Lybrand LLP from 1992 to 1995. Ms.
                                                             Luke earned her B.S degree in Accounting from Arizona
                                                             State University.

Former Executive Officers

David P. Berg (40)               Senior Vice President,      Mr. Berg, an attorney, is currently a member of the
                                 General Counsel and         Company's Board of Directors having been appointed to
                                 Secretary from March        that position in October 2001. Mr. Berg has been
                                 2001 until July 2001        President and Chief Operating Officer of the
                                                             International Division of Danka Business Systems, PLC of
                                                             St. Petersburg, Florida since August 2001 after serving
                                                             as Comdial's Senior Vice President, General Counsel and
                                                             Secretary from March 2001 until August 2001. Mr. Berg
                                                             served as Executive Vice President and General Counsel
                                                             of Danka Business Systems from 1997 until 2000 and was
                                                             President of iPool.com, an Internet e-commerce company
                                                             from 2000 to 2001.

Joe D. Ford (53)                 Vice President until        Mr. Ford became a Vice President in May 1995 and was
                                 October 28, 2001            responsible for Human Resources. Between 1982 and May
                                                             1995, he served as the Company's Director of Human
                                                             Resources. Prior to that time, he held various human
                                                             resources positions with the Company's predecessor,
                                                             Stromberg-Carlson Telephone Systems, Inc. and General
                                                             Dynamics Corporation.

                                          POSITION                             BUSINESS EXPERIENCE
         NAME AND AGE                  WITH THE COMPANY                       DURING PAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------

Lawrence K. Tate (59)            Vice President until        Mr. Tate became a Vice President in November 1982 and was
                                 November 16, 2001           responsible for Quality. Between 1969 and 1982, he held
                                                             various management positions, including Vice President,
                                                             Manufacturing Operations, for Stromberg-Carlson Telephone
                                                             Systems, Inc., which operated the Charlottesville
                                                             manufacturing facility before the Company acquired the
                                                             facility in October 1982

Kay D. Carter (42)               Officer until March         Ms. Carter became Controller of KVT in July 1995 prior to
                                 2002, presently serving     Comdial's acquisition of KVT. She was name Executive Vice
                                 the Company in a non-       President of KVT, then a Comdial subsidiary in November
                                 officer capacity.           1996. Ms. Carter became Vice President and Controller of
                                                             the Company in February 2001.

Family Relationships

         There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

         Mr. Noack was a vice president of Elcotel, Inc. when it filed for protection from its creditors pursuant to Chapter 11 of the federal bankruptcy laws in January 2001.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                  AND MANAGEMNT

     The following table sets forth information as of April 3, 2002, as to shares of Common Stock owned by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer and former executive officer named in the Summary Compensation Table, and (iv) all directors and officers as a group, together with their respective percentages.

    NAME OF PERSON OR                                 AMOUNT AND NATURE OF           % OF CLASS (IF
NUMBER OF PERSONS IN GROUP                            BENEFICIAL OWNERSHIP ((1))     MORE THAN 1%)  ((2))

Bank of America Corporation ......................             1,500,000 (3),(4)     14.01%
    100 North Tryon Street
    Bank of America Plaza
    Charlotte, North Carolina 28555

Benson Associates, LLC............................             1,201,942  (3),(5)    13.05%
    111 SW Fifth Avenue, Suite 2130
    Portland, Oregon 97204

Dimensional Fund Advisors, Inc....................             717,383  (3),(6)      7.79%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, California 90401

Robert P. Collins.................................             13,333  (7)             *
David P. Berg.....................................             5,000                   *
Sanford Schlitt...................................             10,000 (8)              *
Nickolas A. Branica...............................             409,793  (9)          4.45%
Paul K. Suijk.....................................             88,566  (10)            *
Kenneth W. Noack..................................             5,000                   *
Ralph R. Dyer.....................................             0                       *
Carla K. Luke.....................................             0                       *
Kay D. Carter.....................................             8,000  (11)             *
Lawrence K. Tate..................................             10,630                  *
Joe D. Ford.......................................             4,684                   *
All directors and named executive officers
    As a group (11 persons).......................             555,006 (12)          6.02%

* Less than one percent of the issued and outstanding shares of Common Stock.

(1) The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after April 3, 2002. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares.

(2) Individual percentages have been rounded. Shares subject to outstanding stock options which the individual has the right to acquire within 60 days after April 3, 2002, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such individual, or any group including such individual, but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other individual.

(3) Based on information filed with the Securities and Exchange Commission by the reporting person.

(4) Represents the 1,500,000 shares of Common Stock presently issuable to Bank of America, N.A. upon conversion of the 1,000,000 shares of the Company's Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock issued in March 2002 in exchange for $10,000,000 of outstanding debt owed by the Company. Bank of America Corporation is the indirect 100% owner as holding company for and 100% parent of NB Holdings Corporation, which is the holding company for, and 100% parent of, Bank of America, N.A. The 1,500,000 shares of Common Stock is deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such entity included in the above table. The conversion ratio is subject to reduction by up to two-thirds if the Company is able to pay up to $3 million off of its term loan balance from the proceeds of sums invested in the Company by a third party investor.

(5) Benson Associates LLC ("Benson"), an investment advisor registered under the Investment Advisors Act, has advised the Company that it has sole power to vote and dispose of all 1,201,942 shares. Benson disclaims ownership with respect to the shares held by it in a fiduciary capacity.

(6) Dimensional Fund Advisors Inc. ("Dimensional") is an investment advisor registered under the Investment Advisors Act. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other investment vehicles including commingled group trusts (collectively, the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and dispositive power over the shares of the Company's Common Stock that are owned by the Portfolios. Dimensional disclaims beneficial ownership of all such shares.

(7)      Includes 3,333 shares issuable upon the exercise of stock options.

(8)      Includes 10,000 shares issuable upon the exercise of stock options.

(9)      Includes 169,700 shares issuable upon the exercise of stock options.

(10)     Includes 62,500 shares issuable upon the exercise of stock options.

(11)     Includes 8,000 shares issuable upon the exercise of stock options.

(12)     Includes 253,533 shares issuable upon the exercise of stock options.

Executive Compensation

         The following sections disclose detailed information about cash and equity-based executive compensation paid by the Company to certain of its executive employees. The information is comprised of a five-year stock performance graph, a Report of the Company's Compensation Committee of the Board of Directors, a Summary Compensation Table, and additional tables that provide further details on stock options and pension benefits.

Five Year Total Stockholder Return

         The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1996 through December 31, 2001, from an investment of $100 in (i) the Company's Common Stock, (ii) the Nasdaq Market Index, and (iii) a peer group index constructed by the Company (the "Peer Group Index").

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG COMDIAL CORPORATION,
                    NASDAQ MARKET INDEX AND PEER GROUP INDEX

                          1996     1997     1998     1999     2000     2001
COMDIAL CORPORATION      100.00   148.00   141.00   159.00    16.50     5.28
PEER GROUP INDEX         100.00   199.45   236.53   253.73    78.64   194.70
NASDAQ MARKET INDEX      100.00   122.32   172.52   304.29   191.25   152.46

                     ASSUMES $100 INVESTED ON JAN. 01, 1997
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

         The Nasdaq Market Index tracks the aggregate price performance of equity securities of companies traded on the National Association of Securities Dealers Automated Quotation National Market System (the "Nasdaq National Market"). The Company's Common Stock is traded on the Nasdaq SmallCap Market.

         Media General Financial Services supplied the necessary information to construct the table, including the Peer Group Index. The Peer Group Index consists of the following companies: Inter-Tel, Inc. and Vodavi Technology, Inc. The Company selected these two companies as the peer group because their lines of business most closely match the lines of business in which the Company is currently primarily engaged. Although Avaya Inc. and Nortel Networks are also major competitors of the Company, these two companies have been excluded from the peer group because they are much larger than the Company and derive most of their revenues from other lines of business. The returns of each peer group issuer have been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

         The performance of any individual company's common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the Company and its management have indirect or no control, including general economic conditions, expectations for the company's future performance, and conditions affecting or expected to affect the company's industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indexes, may not be representative of a company's financial performance for given periods of time.

Report of the Compensation Committee of the Board of Directors

         The Company's executive compensation package for its executive officers consists of three elements: base salary, annual performance-based incentive, and stock option grants.

         Compensation Principles. The Committee believes that the executive compensation package should provide incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. The three elements of the compensation plan are designed to achieve this objective. The base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified officers, with a significant portion of the cash compensation being in the form of performance-based incentives dependent upon meeting specified Company annual financial goals. Stock option grants are intended to serve as an incentive to achieve the overall longer-term objective of enhancing stockholder value.

         Salaries. In general, base salary levels are set at levels believed by the Committee to be sufficient to attract and retain qualified executives, when considered with the other components of the executive compensation package. Annually, the Committee reviews the compensation of the executive officers. In addition, the Committee retains an independent consulting company and considers its report of the compensation paid by companies in the same or similar industries. The Committee considers the remuneration analysis in conjunction with the Company's overall performance as measured by achievement of the Company's objectives and the development and succession of sound management practices and skilled personnel.

         The Company's primary objective, as noted above, has been the implementation of financial stability, the development of new products, and growth. In order to attract and retain qualified executive personnel, base salary levels have reflected a necessary balance between (i) the competitive level set by the industry and (ii) the Company's overall financial performance.

         Annual Incentives. The Committee has established a formal plan for awarding incentive compensation to officers. The plan accounts for the cost of invested capital and is designed to focus the attention of the executive officers on both income statement and balance sheet performance. The Committee believes that the plan is supportive of the Company's continued focus on improved financial results and positioning the Company for continued growth. Early each year, the Committee sets the required levels for each performance objective. The Company's actual performance for a year is then measured against the predetermined levels to calculate annual incentive payments, if any.

         For 2001, Mr. Branica received a bonus payment of $15,000 as a bonus he entered into a two year employment agreement. No other cash bonuses were awarded to any officers. In December 2001, Mr. Branica and Mr. Suijk were each awarded 33,333 options in the Company's Common Stock pursuant to a bonus plan that was established for these officers based on the attainment of three corporate objectives: completion of the sale and leaseback of the Company's Charlottesville, Virginia property, completion of the Company's manufacturing outsourcing project for 2001 and reduction in the Company total debt to less than $18 million by the end of 2001. The Company attained the first two of these objectives and thus Messrs. Branica and Suijk were awarded 33,333 options each, two-thirds of the 50,000 options that were available for each executive under the plan.

         Stock Options. Stock options comprise one part of the executive compensation package. This component is intended to encourage key employees to remain in the employ of the Company by offering them an opportunity for ownership in the Company, and to provide them with a long-term interest in the Company's overall performance as reflected by the performance in the market of the Company's Common Stock. During 2001, 11 eligible employees were awarded stock options to acquire a total of 475,666 shares of the Company's Common Stock. The Company's executive officers were awarded stock options in 2001, totaling 446,666 shares. Messrs. Branica, Suijk, Noack, Dyer and Berg were awarded options in 2001.

         Compensation of the Chief Executive Officer. The Committee determined the compensation of the Company's Chief Executive Officer, Mr. Branica, for the 2001 fiscal year in a manner consistent with the guidelines and policies described above. In September 2001, the Committee set Mr. Branica's base salary at $325,000 with a performance bonus for 2001 based upon the attainment of certain objectives. Prior to September 2001, Mr. Branica's base salary had been set at $295,000. No bonus was earned under the plan established by the Committee for 2001. Upon the election of Mr. Branica to the position of Chief Executive Officer in 2000, the Committee granted Mr. Branica options for the purchase 200,000 shares of Common Stock, and in 2001, Mr. Branica was awarded an additional 250,000 options as part of the employment agreement he entered into with the Company in September 2001. As noted above, Mr. Branica was also paid a $15,000 bonus pursuant to entering into the September employment agreement.

         In establishing the Chief Executive Officer's compensation in prior years, the Committee has compared the compensation of the Company's Chief Executive Officer to the relative performance of the Company with respect to various peer groups. The Committee did not make a comparison for the 2001 fiscal year and did not engage a compensation consultant during the 2001 fiscal year. In setting Mr. Branica's 2001 fiscal year compensation, the Committee considered the compensation paid to his predecessor and the needs of the Company for the executive leadership. The Committee believes that the structure of incentives to Mr. Branica is appropriate for Mr. Branica's role as Chief Executive Officer and the current status of the Company. The Committee believes that Mr. Branica's actual compensation for the 2001 fiscal year was appropriate in light of the above considerations.

SUBMITTED BY THE COMPENSATION COMMITTEE:

ROBERT P. COLLINS (CHAIR)          DAVID P. BERG          SANFORD SCHLITT

Summary Compensation Table

         The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company's Chief Executive Officer (the "CEO") at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company's most highly compensated executive officer other than the CEO who was serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) two additional individuals who served as executive officers during 2001 (collectively, the "Named Executive Officers").

                                    Summary Compensation Table:

                                                                           LONG-TERM
                                               ANNUAL COMPENSATION(1)     COMPENSATION
                                               ----------------------    --------------
                                                                                           ALL OTHER
              NAME AND                         2001 BASE                    OPTIONS         COMPEN-
             PRINCIPAL                         SALARY ($)      BONUS        GRANTED         SATION
              POSITION                YEAR                      ($)           (#)             ($)
----------------------------------   ------   ------------   ---------   --------------   -----------

Nickolas A. Branica                   2001      297,126        15,000          283,333     20,709(2)
  President and Chief Executive       2000      188,920       101,409          200,000
  Officer

Paul K. Suijk                         2001
  Senior Vice President               2000      241,500             0           33,333      3,029(3)
  and Chief Financial Officer                   181,800             0          200,000        92,000

Joe D. Ford                           2001      110,000             0                0     23,412(4)
  Former Vice President               2000      123,377             0           15,000         4,920
                                      1999      117,515        37,840            3,900

Lawrence K. Tate                      2001      108,461             0                0     21,443(5)
  Former Vice President               2000      116,912             0           20,000         4,020
                                      1999      122,948        14,000            3,900

--------------------------

(1) While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Includes $4,645 in matching contributions made by the Company to its 401(k) plan for the benefit of Mr. Branica, $2,728 in country club dues, $12,969 in automobile payments and $368 in imputed income from group term life insurance coverage.

(3) Includes $2,787 in matching contributions made by the Company to its 401(k) plan for the benefit of Mr. Suijk and $242 in imputed income from group term life insurance coverage.

(4) Includes $20,000 in severance payments, $3,150 in matching contributions made by the Company to its 401(k) plan for the benefit of Mr. Ford and $261 in imputed income from group term life insurance coverage.

(5) Includes $13,846 in severance payments, $3,428 in country club dues, $3,669 in matching contributions made by the Company to its 401(k) plan for the benefit of Mr. Tate and $500 in imputed income from group term life insurance coverage.

Stock Options

         The Company had adopted the Comdial Corporation 1992 Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan expired on March 5, 2002. The Stock Incentive Plan was intended to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The Company had reserved a total of 2,050,000 shares of Common Stock for issuance pursuant to incentive awards made under the Stock Incentive Plan. The following table sets forth additional information concerning individual grants of stock options made under the Stock Incentive Plan during the last completed fiscal year to each of the Named Executive Officers:

                                  Option Grants In Last Fiscal Year
                                                                                              POTENTIAL
                                                                                          REALIZED VALUE AT
                                                                                            ASSUMED ANNUAL
                                                                                         RATES OF STOCK PRICE
                                                                                             APPRECIATION
                                     INDIVIDUAL GRANTS                                    FOR OPTION TERM(1)
--------------------------------------------------------------------------------     -----------------------------
                                            % OF
                                            TOTAL
                                           OPTIONS
                                          GRANTED TO   EXERCISE
                            OPTIONS       EMPLOYEES    OR BASE
                           GRANTED(2)     IN FISCAL     PRICE     EXPIRATION            5%            10%
          NAME                (#)           YEAR       ($/SH)        DATE               ($)           ($)
--------------------------------------------------------------------------------     -----------------------------
Nickolas A. Branica             250,000     52.56%     $0.41      12/3/2011             $64,462       $163,359
                                 33,333      7.01%     $0.41      12/3/2011              $8,595        $21,781

Paul K. Suijk                    33,333      7.01%     $0.41      12/3/2011              $8,595        $21,781

Joe D. Ford                           0

Lawrence K. Tate                      0

--------------------------

(1) The potential realized values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2) All options granted to Messrs. Suijk and Branica were issued on December 3, 2001. The grant to Mr. Branica in the amount of 250,000 options vests as follows: 25% on the grant date, and the remainder on the earlier of five years from the grant date or 25% when the Company's Common Stock trades for at least $2.00 for 30 consecutive trading days, 25% when the Company's Common Stock trades for at least $3.00 for 30 consecutive trading days and the remaining 25% when the Company's Common Stock trades for at least $4.00 for 30 consecutive trading days. All other options vest 50% after one year and 25% after each of years two and three. All of the above options were granted with an exercise price equal to the market price of the Company's Common Stock on the grant date.

         The following table sets forth information concerning each exercise of stock options during the 2001 fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options, provided on an aggregated basis:

                              Aggregated Option Exercises in Last Fiscal Year and
                                   Fiscal Year-End Unexercised Option Values

            (A)                     (B)                 (C)                    (D)                       (E)

                                                                            NUMBER OF                 VALUE OF
                                                                           SECURITIES               UNEXERCISED
                                                                           UNDERLYING             IN-THE-MONEY(2)
                                                                           UNEXERCISED               OPTIONS AT
                                                                           OPTIONS AT                FY-END ($)
                                                                           FY-END (#)
                              SHARES ACQUIRED        VALUE(1)                                       EXERCISABLE/
           NAME               ON EXERCISE (#)      REALIZED ($)           EXERCISABLE/             UNEXERCISABLE
                                                                          UNEXERCISABLE
----------------------------------------------------------------------------------------------------------------------
Nickolas A. Branica                  0                $0.00              169,700/321,033            $0.00/$0.00

Paul K. Suijk                        0                $0.00              62,500/170,833             $0.00/$0.00

Joe D. Ford                          0                $0.00                    0/0                  $0.00/$0.00

Lawrence K. Tate                     0                $0.00                    0/0                  $0.00/$0.00

--------------------------

(1) The dollar values referred to in columns (C) and (E) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2) Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

Pension Plan / Benefit Restoration Plan

         The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan was frozen as of September 3, 2000. All employees ceased accruing additional retirement benefits under the plan on that date. The plan will continue to require Company contributions for tax-deferred pension accruals for benefits accrued prior to September 3, 2000. The amount of contributions is actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation (as of September 3, 2000) and years of service (as of September 3, 2000). For highly compensated employees, such as the executive officers, the amount of benefits under the pension plan is limited in order to qualify under Federal tax laws. To maintain compensation competitiveness and to restore retirement benefits for executives who are affected by tax law limits on benefits under the pension plan, the Company also has a benefit restoration plan. The benefit restoration plan was frozen as of July 26, 2000. All employees ceased the accrual of benefits under that plan, effective July 26, 2000. Any employee who was not vested in the benefit restoration plan as of July 26, 2000 forfeited all benefits under that plan.

         Together the benefit restoration plan and the pension plan provide benefits to employees affected by tax law limits at approximately the same percentage of compensation as other employees. The following pension plan table shows estimated annual combined benefits payable from the pension plan and the benefit restoration plan upon retirement at age 65 in specified compensation and years of service classifications:

                               Pension Plan and Benefit Restoration Plan Table

                                            Estimated Annual Benefits Payable by the Plan at
                                            Retirement with Years of Service Indicated
                                            -----------------------------------------------------
              Remuneration                  15        20         25         30         35
              ------------                  --        --         --         --         --
              $100,000                      $26,789   $35,719    $44,648    $53,578    $62,507
              $125,000                      $33,914   $45,219    $56,523    $67,828    $79,132
              $150,000                      $41,039   $54,719    $68,398    $82,078    $95,757
              $175,000                      $48,164   $64,219    $80,273    $96,328    $112,382
              $200,000                      $55,289   $73,719    $92,148    $110,578   $129,007
              $225,000                      $62,414   $83,219    $104,023   $124,828   $145,632
              $250,000                      $69,539   $92,719    $115,898   $139,078   $162,257
              $275,000                      $76,664   $102,219   $127,773   $153,328   $178,882
              $300,000                      $83,789   $111,719   $139,648   $167,578   $195,507
              $325,000                      $90,914   $121,219   $151,523   $181,828   $212,132

         Prior to September 3, 2000, the pension plan covers a participant's compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided, however, that the amount of a participant's annual compensation taken into account under the plan for any year may be subject to certain limitations under the pension plan or in accordance with applicable law. As to Messrs. Branica, Ford and Tate, the amounts set forth in the Summary Compensation Table under the headings "Salary" and "Bonus" are covered by the pension plan and benefit restoration plan. As of September 3, 2000, Messrs. Branica, Ford and Tate had 5, 18 and 18 years of credited service, respectively.

         There are several different forms of benefit options available under the Company's pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and 65), Contingent Annuitant Option, and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.

Alternative Pension Plan Disclosure

         In 2001, Messrs. Ford and Tate as well as William Mustain, the Company's former CEO and Keith Johnstone, a former Vice President, remained eligible to receive supplemental retirement benefits under the benefit restoration plan. The supplemental retirement benefit is equal to 40% of the executive's average compensation until September 3, 2000 reduced by the sum of the executive's (1) pension plan benefit, (2) benefit restoration plan amount, and (3) estimated social security benefit. Average compensation is the average earnings (including elective deferrals) during the last 24 months of employment decreased by any retention bonus paid on a change in control and any income from restricted stock or stock options. The supplemental retirement benefit is reduced by 0.25% for each month that the payment date precedes the date the executive attains age 62.

         In December 2001, the Company reached agreement with Mr. Mustain which, among other things, reduced Mr. Mustain's total remaining entitlement under the benefit restoration plan from $1,102,328 to be paid by January 2002, to $288,314 to be paid in five (5) equal annual installments commencing in 2004. In March 2002, the Company reached agreement with Messrs. Johnstone, Ford and Tate whereby the Company agreed to pay them $218,391, $175,875 and $122,438, respectively, in exchange for their agreement with respect to termination of the benefit restoration plan and a release of further liabilities on the part of the Company with respect to that plan. The foregoing amounts to Johnstone, Ford and Tate are payable in 36 monthly installments of $1,250 each and then a balloon payment of the remaining balance the amount of which will be the respective total payable as set forth above less the total of the installment payments. No interest is payable. These agreements enable the Company to terminate the benefit restoration plan and to thus recognize the gain in its financial statements from the reduction negotiated with Mr. Mustain.

Executive Severance Plan

         Effective as of September 5, 1995, the Board of Directors adopted a severance plan for the Company's executive officers (as the same may be amended from time to time, the "Executive Severance Plan"). The Executive Severance Plan was revised as of November 15, 2000 to reduce the benefits payable under the plan. The Executive Severance Plan is designed to provide for the payment of severance benefits if an executive officer is terminated without cause, or if the executive terminates with good reason within 90 days (previously two years) after a change of control. The Executive Severance Plan covers the Company's Chief Executive Officer, President, Senior Vice Presidents, Chief Financial Officer, and Vice Presidents. In addition, the Compensation Committee of the Board of Directors can specifically designate other employees to participate. The persons covered by the Executive Severance Plan are hereinafter referred to as the "Covered Executives." The severance period over which payments are made varies with the job classification of the Covered Executive as follows: (i) 18 months for the President, Chief Executive Officer or Chief Financial Officer (formerly 24 months for the President or Chief Executive Officer), (ii) 6 months for a Senior Vice President or Vice President of Engineering (formerly 18 months), and (iii) 3 months for other Vice Presidents (formerly 12 months). Other designated participants would have individual periods established, not longer than 12 months (formerly 24 months).

         Under the Executive Severance Plan, if a Covered Executive is terminated by the Company without Good Cause (as defined below) or if he or she terminates employment with Good Reason (as defined below) within 90 days (formerly 24 months) following a Change of Control (as defined below), the Covered Executive is entitled to receive monthly payments of his or her final salary (or the Covered Executive's salary at a Change of Control, if larger). Prior to November 15, 2000, a Covered Executive's average bonus was also covered. The Covered Executive would receive these payments even if he or she is employed by another company during the severance period. The Company may pay the severance benefit in a lump sum at its option. The Covered Executive's spouse or other named beneficiary is entitled to any unpaid benefit after death.

         In addition, the Covered Executive would receive health, life and disability insurance coverage for the severance period. The Covered Executive would have to contribute toward the premiums for any insurance to the same extent as when employed. Insurance benefits would cease if the Covered Executive is employed by another company and is covered by similar benefits.

         As a condition to receiving benefits, the Covered Executive would be required to execute a complete release of the Company from all claims, including all claims relating to the Covered Executive's employment and his or her termination of employment.

         The Covered Executive's benefit would be reduced to avoid application of the "excess parachute payment" restrictions after a Change of Control. An excess parachute payment is subject to an additional 20% excise tax payable by the employee and an excess parachute payment is not deductible by the employer. In general, an excess parachute payment is a payment made due to a Change of Control that exceeds three times the employee's average compensation for the prior five years.

         The Board of Directors can amend or terminate the Executive Severance Plan in the future, except in two circumstances. First, after a Change of Control, the Plan cannot be amended or terminated for 90 days. Second, an amendment or termination cannot affect the benefits of a terminated Covered Executive then receiving benefits.

         With respect to the termination of any Covered Executive by the Company, the term "Good Cause" means the (a) fraud or material misappropriation by the Covered Executive with respect to the business or assets of the Company;
(b) the persistent refusal or willful failure of the Covered Executive materially to perform his or her duties and responsibilities to the Company, which continues after the Covered Executive receives notice of such refusal or failure; (c) conduct by the Covered Executive that constitutes disloyalty to the Company and that materially harms or has the potential to cause material harm to the Company; (d) the Covered Executive's conviction of a felony or crime involving moral turpitude; (e) the use of drugs or alcohol that interferes materially with the performance by the Covered Executive's of his or her duties; or (f) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

         With respect to a termination by a Covered Executive after a Change of Control, "Good Reason" would exist if, without the Covered Executive's express written consent, (a) there is a significant adverse change in such Covered Executive's authority or in his or her overall working environment; (b) such officer is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control; (c) there is a reduction, which is not agreed to by the Covered Executive, in the Covered Executive's rate of base salary or bonus percentage; or (d) the Company changes by 50 miles or more the principal location at which such officer is employed.

         Under the plan, a "Change of Control" is defined as the occurrence of any of the following events: (a) the acquisition by any unrelated person of beneficial ownership of 40% or more of the then outstanding shares of Common Stock of the Company (or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors); (b) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (c) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, or (d) a sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

Employment Agreements

         In connection with his resignation as chief executive officer of the Company in October 2000, Mr. Mustain and the Company entered into a separation agreement. The Company agreed to continue Mr. Mustain's salary from October 3, 2000 to December 31, 2000 and to pay Mr. Mustain severance of $100,000 per year for three years through December 2003. Mr. Mustain agreed to deferred payment of his benefits under the benefit restoration plan and the Company agreed to extend Mr. Mustain's stock options for one additional year through December 2001. In December 2001, the Company and Mr. Mustain reached agreement on substantially reduced payments under the benefit restoration plan as described more fully above, and the parties each executed a general release of claims in favor of the other party.

         The Company presently has an employment contract with Mr. Branica. Mr. Branica had an employment agreement in connection with his service as President of Key Voice Technologies before his election as Chief Executive Officer of the Company. That employment agreement had a five-year term that expired on March 20, 2001. In September 2001, the Board approved a new two year employment agreement with Mr. Branica. The agreement provides for a base salary of $325,000 per year and a bonus payable upon the attainment of certain Company objectives. In addition, Mr. Branica's employment agreement also provided for the granting of 250,000 stock options which were issued in December 2001, and the payment of a $15,000 bonus which was paid in September 2001.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors, executive officers and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock and to provide copies of the reports to the Company. The Company believes that during 2001, all reports for the Company's executive officers and Directors that were required to be filed under
Section 16 of the Securities and Exchange Act of 1934 were timely filed, except that Nickolas A. Branica did not timely file three reports required by Section 16(a). A Form 5 "Annual Statement of Changes in Beneficial Ownership," reporting Mr. Branica's purchase of 70,500 shares of the Company's Common Stock in three separate transactions in 2001 was sent to the Securities and Exchange Commission on March 1, 2002.

                                 PROPOSAL NO. 2

               APPROVAL OF THE COMPANY'S 2002 STOCK INCENTIVE PLAN

THE BOARD OF DIRECTORS HAS APPROVED THE 2002 STOCK INCENTIVE PLAN AND RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2002 STOCK INCENTIVE PLAN.

         The Board of Directors adopted the Comdial Corporation 2002 Stock Incentive Plan (the "2002 Stock Incentive Plan") on March 18, 2002, subject to approval by the stockholders of the Company at the Annual Meeting of Stockholders.

         The 2002 Stock Incentive Plan is intended to replace the 1992 Stock Incentive Plan and 1992 Non-Employee Directors Stock Incentive Plan (together the "1992 Plans"), which each expired according to their terms on March 5, 2002. As of March 5, 2002, of the total shares available under the 1992 Stock Incentive Plan, approximately 1.2 million shares are subject to outstanding options and 320,000 shares were available for future grants, for a combined total of 1.52 million shares. As of March 5, 2002, of the total shares available under the 1992 Non-Employee Directors Stock Incentive Plan, 102,000 shares are subject to outstanding options and 63,000 shares were available for future grants for a combined total of 165,000 shares. The shares that were available for future grants under the 1992 Plans are no longer available following the expiration of the 1992 Plans on March 5, 2002. The shares subject to outstanding options granted under the 1992 Plans will remain outstanding until their early exercise, expiration, termination or cancellation.

         Upon approval by the stockholders, the share reserve under the 2002 Stock Incentive Plan will be equal to two million five hundred thousand (2,500,000) new shares and the issuance of restricted shares, options or other similar awards will be governed by the terms of the 2002 Stock Incentive Plan.

         The 2002 Stock Incentive Plan authorizes the Compensation Committee to grant options to purchase shares of the Company's Common Stock ("Options"), and/or awards of restricted stock ("Restricted Stock") to officers, key employees, directors, consultants and advisors of the Company. The purposes of the 2002 Stock Incentive Plan are to enable the Company to attract and retain officers and key employees and to align the interests of such persons, members of the Board of Directors and consultants of the Company with the interests of stockholders by giving them a personal interest in the value of the Company's Common Stock.

Summary of the Stock Option Plan

         THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE 2002 STOCK INCENTIVE PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE 2002 STOCK INCENTIVE PLAN, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT.

         Shares Available Under the Stock Incentive Plan. Subject to adjustment as provided in the 2002 Stock Incentive Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 2002 Stock Incentive Plan will not in the aggregate exceed 2,500,000 newly authorized shares of Common Stock available under the Plan which may be original issue shares, treasury shares, or a combination thereof. As of April 5, 2002, the Company has issued no options to purchase shares of Common Stock under the 2002 Stock Incentive Plan. Upon approval of the 2002 Stock Incentive Plan by the stockholders, the Board of Directors intends to grant to Nickolas A. Branica, the Company's Chief Executive Officer and President, and Paul K. Suijk, the Company's Chief Financial Officer, options to purchase 825,000 and 675,000 shares of Common Stock, respectively, as a bonus in recognition of their extraordinary efforts in the Company's 2002 debt restructuring as further described in this Proxy Statement. The exercise price of such options shall be the trading price of the Common Stock on the date of the grant, which shall be the date the stockholders approve the 2002 Stock Incentive Plan. Fifty percent (50%) of the options granted to Messrs. Branica and Suijk as described above shall be exercisable upon the date of the grant, twenty five percent (25%) shall be exercisable one (1) year from the date of the grant and the remaining twenty five percent (25%) shall be exercisable two (2) years from the date of the grant.

         The Board of Directors is authorized to pay a cash bonus or to issue stock warrants in lieu of issuing stock options to satisfy the foregoing bonus obligation. However, the Board has determined that issuance of stock options is the most prudent manner of meeting this requirement.

         Eligibility. Officers, other key salaried employees of the Company, consultants of the Company and members of the Board of Directors may be selected by the Compensation Committee to receive benefits under the Stock Incentive Plan. It is estimated that approximately forty (40) individuals currently are eligible to participate in the Plan.

         Options. Options granted to eligible employees under the 2002 Stock Incentive Plan may be Options that are intended to qualify as "2002 Incentive Stock Options" within the meaning of Section 422 of the Code or Options that are not intended to so qualify ("Nonstatutory Options"). Options granted to members of the Board of Directors or consultants will be Nonstatutory Options.

The purchase price of the Common Stock that is the subject of any Option may be not less than the fair market value of the Common Stock on the date the Option is granted. Incentive Stock Options granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. The option price is payable at the time of exercise in (i) cash,
(ii) delivery to the Company of whole shares of Common Stock already owned by the participant for at least six months, valued at fair market value on the day immediately preceding the date of exercise, (iii) at the discretion of the Compensation Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (ix) a combination of any of the above equal to the Option price for the shares. The Stock Incentive Plan also authorizes a participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the option price by the participant's stockbroker and an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the participant's stockbroker for the participant's account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

         No Options may be exercised more than 10 years from the date of grant. Each employee's, director's or consultant's stock option agreement may specify the period of continuous service with the Company that is necessary before the Option will become exercisable. If the participant ends his or her employment or other relationship with the Company for any reason other than retirement, disability or death, the Options shall terminate immediately upon the date of termination, unless the Compensation Committee decides in its sole discretion, to waive the termination and amends the participant's option agreement to provide for an extended exercise period, all as specified in the employee's, director's or consultant's stock option agreement. Any option agreement may, in the Compensation Committee's sole discretion, allow for the participant, his or her personal representative or his or her heirs, to exercise the Options after the termination of his or her employment or other relationship with the Company for reason of the death or disability of participant, provided, however, that in the event of the death of participant, such Options may only be exercised for up to one year after death and, provided, further, that if such Options are Incentive Stock

Options, in the event of the disability of participant, such Incentive Stock Options may only be exercised for up to one year after disability of participant. Successive grants may be made to the same recipient regardless of whether Options previously granted to him or her remain unexercised.

         Transferability. No Option may be transferred other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee may, in its discretion, permit a participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his or her immediate family, or to family partnerships in which immediate family members are the only partners, provided that the participant receive no consideration for such transfer and that such Options shall be subject to termination as if the Options were in the hands of the transferor. The Compensation Committee may also, in its discretion, permit a consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Company as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination as if the Options were in the hands of the transferor, or permit a consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination if the consultant ends its relationship with the Company.

         Covenants Not to Compete. The Compensation Committee may, in its discretion, condition any Option granted to an employee, consultant or director on such participant's agreement to enter into a covenant not to compete with the Company as the Compensation Committee may deem to be desirable. Such covenant not to compete shall be set forth in the participant's stock option agreement, and the stock option agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the participant has violated his or her covenant not to compete. In addition, in the Compensation Committee's discretion, the participant's stock option agreement may also provide that if the participant breaches his or her covenant not to compete, the Company shall have the right to repurchase any shares of Common Stock previously issued to the participant pursuant to an exercise of the Option, at a repurchase price equal to the option price paid by the participant.

         Adjustments. The maximum number of shares that may be issued or transferred under the Stock Incentive Plan and the number of shares covered by outstanding Options and the option prices per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations, exchanges of shares, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

         Administration and Amendments. The 2002 Stock Incentive Plan will be administered by the Board of Directors, or if the Board determines it is desirable to delegate its authority to administer the 2002 Stock Incentive Plan, by a committee appointed by the Board, which may be the Compensation Committee. In connection with its administration of the 2002 Stock Incentive Plan, the Board and any committee are authorized to interpret the 2002 Stock Incentive Plan and related agreements and other documents.

         The 2002 Stock Incentive Plan may be amended from time to time by the Board of Directors in such respects as it deems advisable. Further approval by the stockholders of the Company will be required for any amendment that would
(i) increase the aggregate number of shares of Common Stock that may be issued under the 2002 Stock Incentive Plan, (ii) materially change the classes of persons eligible to participate in the Plan, or (iii) otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the 2002 Stock Incentive Plan. No amendment may change the Plan so as to cause any Option intended to be an Incentive Stock Option to fail to meet the Internal Revenue Code requirements for an incentive stock option. No amendment may change any rights an optionee may have under any outstanding Option without the written consent of the optionee except for the termination of the Plan and outstanding Options upon adequate provision being made by the Board of Directors for the payment to an optionee of the excess of fair value, as defined in the Plan, over the exercise price for any vested Options.

The Board may at any time terminate or discontinue the 2002 Stock Incentive Plan. Unless terminated sooner, the 2002 Stock Incentive Plan will continue in effect until all Options granted thereunder have expired or been exercised, provided that no Options may be granted after 10 years from the date the Board of Directors adopted the 2002 Stock Incentive Plan.

Federal Income Tax Consequences

         The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2002 Stock Incentive Plan based on federal income tax laws in effect on April 13, 2002. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         Nonstatutory Options. In general, (i) an employee or director will not recognize taxable income at the time he or she is granted Nonstatutory Options;
(ii) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the employee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares; and
(iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

         Incentive Stock Options. No income generally will be recognized by an employee upon either the grant or the exercise of an Incentive Stock Option. If the shares of Common Stock issued to an employee pursuant to the exercise of an Incentive Stock Option and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the employee as long-term capital gain and any loss sustained will be a long-term capital loss. Although an employee will not realize ordinary income upon the exercise of an Incentive Stock Option, if the shares are sold or transferred after the expiration of the one-year or two-year holding periods described above, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the "alternative minimum tax" pursuant to Section 55 of the Code on the employee.

         If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of before the expiration of one-year or two-year holding periods described above, including where the employee pays the option price through a so-called cashless exercise, the employee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

         Tax Consequences to the Company. To the extent that the recipient of an Option recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness, and is an ordinary and necessary business expense; (ii) the benefits do not constitute an "excess parachute payment" within the meaning of
Section 280G of the Code; and (iii) the deduction is not disallowed because the compensation paid to the employee during the period exceeds the $1 million limitation on executive compensation of named executive officers.

         The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the 2002 Stock Incentive Plan. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for the purpose of determining whether this matter has been approved. The Board believes that the approval of the 2002 Stock Incentive Plan is in the best interests of the Company and the stockholders because the 2002 Stock Incentive Plan will enable the Company to provide competitive equity incentives to officers and key salaried employees to enhance the profitability of the Company and increase stockholder value. The 2002 Stock Incentive Plan further will serve to align the interests of such persons and members of the Board of Directors with the interests of stockholders by giving them a personal interest in the value of the Company's Common Stock.

Vote Required; Recommendation of Board of Directors

         The affirmative vote of the holders of a majority of all outstanding shares of the Company's Common Stock entitled to vote at the Meeting in person or by proxy, will be required for approval of the 2002 Stock Incentive Plan.

Report of the Audit Committee

         The members of the Audit Committee report to the Company's stockholders as follows:

         o The Audit Committee reviewed and discussed with the Company's management the audited consolidated financial statements of the Company as of and for the year ended December 31, 2001.

         o The Audit Committee discussed with Ernst & Young LLP, the Company's independent certified public accountants for 2001, the matters required to be discussed with them under Statement of Auditing Standards No. 61.

         o The Audit Committee received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Ernst & Young LLP their independence.

         Based on the review and discussions referred to in this report, the Audit Committee recommended to the Company's Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE:

ROBERT P. COLLINS (CHAIR)          DAVID P. BERG          SANFORD SCHLITT

Selection of Independent Auditors for 2002

         Under the rules and regulations of the Securities and Exchange Commission, the Company's financial statements are required to be audited by the independent certified public accountants. On April 24, 2001, the Company dismissed Deloitte & Touche LLP as its independent auditors. On May 1, 2001, the Company engaged Ernst & Young LLP as its independent auditors. The decision to change auditors was approved by the Company's Board of Directors on April 23, 2001. The Board of Directors has selected Ernst & Young LLP as the independent auditors for the Company's fiscal year 2002.

         The reports of Deloitte & Touche LLP on the financial statements for fiscal year 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         Furthermore, except for the two matters reported below, during fiscal year 2000 and the subsequent interim period, there were no disagreements with Deloitte & Touche LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to their satisfaction, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement(s) in their report.

         In connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, there was a disagreement between management and Deloitte & Touche LLP related to the accounting for its 1992 Incentive Stock Option Plan (the "1992 Plan"). Management recorded adjustments related to this plan in the 2000 consolidated financial statements and also restated the 1998 and 1999 consolidated financial statements, as described in its Annual Report on Form 10-K for 2000 and, as a result, Deloitte & Touche LLP indicated that this disagreement was satisfactorily resolved.

         Also in connection with the audit of the Company's consolidated financial statements for the year ended December 31, 2000, there was a disagreement related to the accounting for income taxes in 2000. Management recorded adjustments related to this matter in the 2000 consolidated financial statements and, as a result, Deloitte & Touche LLP indicated that this disagreement was satisfactorily resolved.

         The Audit Committee discussed the subject matter of both disagreements with Deloitte & Touche LLP. The Company has authorized Deloitte & Touche LLP to respond fully to the inquiries of Ernst & Young LLP concerning the subject matter of the foregoing disagreements.

Audit Fees

         During 2001, the Company incurred fees of $242,810 from Ernst & Young LLP for services performed for the audit of the Company's annual financial statements for the year 2001 and the reviews of the financial statements included in the Company's Forms 10-Q filed during 2001 with the Securities and Exchange Commission.

Financial Information Systems Design and Implementation Fees

         The Company did not engage Ernst & Young LLP to perform any services relating to the design or implementation of financial information systems during the fiscal year ended December 31, 2001.

All Other Fees

         Ernst & Young LLP performed certain tax consulting services for the Company in 2001, in addition to auditing and reviewing the Company's financial statements. The Company incurred fees of $21,405 from Ernst & Young LLP for such non-audit services performed in 2001. The Audit Committee has determined that the provision of all of the services described above is compatible with maintaining the independence of Ernst & Young LLP.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the meeting.

                                  OTHER MATTERS

         Management is not aware of other matters that will come before the meeting, but if any such matters are properly presented, proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the proxies. All shares represented by duly executed proxies will be voted at the meeting.

                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Any proposals from qualified stockholders to be considered by the Company for inclusion in the proxy materials for the 2003 Annual Meeting of Stockholders must be received by the Company no later than January 10, 2003. The Company reserves the right to reject or take any appropriate action with respect to any proposal that does not comply with the applicable rules and regulations of the Securities and Exchange Commission as well as the laws of the State of Delaware. Any stockholder proposal that is received later than March 20, 2003 will be deemed to be untimely.

                                        By Order of the Board of Directors

                                        /s/ Paul K. Suijk

                                        Paul K. Suijk, Secretary

Sarasota, Florida
April 15, 2002

THE COMPANY WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF THE 2001 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, COMDIAL CORPORATION, 106 CATTLEMEN ROAD, SARASOTA, FLORIDA 34232.

                                                                      APPENDIX A

                               COMDIAL CORPORATION
                      2002 STOCK INCENTIVE PLAN (PROPOSED)

I.       Purpose.

         The purpose of this Comdial Corporation 2002 Stock Incentive Plan is to promote the growth and profitability of Comdial Corporation, a Delaware corporation (the "Corporation") by rewarding and incentivizing individuals who make valuable contributions to the Corporation's success, including officers and employees of the Corporation and its subsidiaries, and directors, consultants and advisors of the Corporation.

         The 2002 Stock Incentive Plan has been approved by the Board of Directors effective as of March 18, 2002, subject to approval by the Company's stockholders at the Annual Meeting of Stockholders currently scheduled for May 17, 2002. The 2002 Stock Incentive Plan is intended to replace the two stock option plans previously maintained by the corporation, the 1992 Stock Incentive Plan (as amended by the First Amendment dated March 23, 1995, Second Amendment dated August 7, 1995, Third Amendment dated February 6, 1996 and Fourth Amendment dated February 6, 1998) and the 1992 Non-Employee Directors Stock Incentive Plan (as amended by the First Amendment dated March 23, 1995, Second Amendment dated August 7, 1995, Third Amendment dated November 6, 1997 and fourth Amendment dated February 6, 1998), and previously approved by the stockholders.

II.      Definitions.

         The following terms shall have the meanings shown:

         2.1 "Board of Directors" or "Board" means the Board of Directors of the Corporation.

         2.2 "Change of Control" means any event described in Section 8.1.

         2.3 "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

         2.4 "Committee" means the Committee appointed by the Board of Directors to administer the Plan pursuant to Article X of the Plan. This Committee may, but is not required to be, identical to the Compensation Committee.

         2.5 "Common Stock" means the common stock, par value $.01 per share, of the Corporation, except as provided in Section 8.2 of the Plan.

         2.6 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors. All persons appointed to be members of the Compensation Committee shall be directors who qualify as "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Treasury Regulation Section 1.162-27.

         2.7 "Consultant" shall mean any person (including corporations, partnerships and limited liability companies as well as individuals) engaged by the Corporation to perform services for the


                                      -A-1-

Corporation or any Subsidiary on a regular and on-going basis who is not a common law employee of the Corporation.

         2.8 "Date of Grant" means the date specified by the Plan Administrator on which a grant of Options, or a grant or sale of Restricted Shares shall become effective.

         2.9 "Director" means a person serving as a member of the Board of Directors, whether or not he or she is also an Employee.

         2.10 "Disability" means a medically diagnosable mental or physical condition which the Committee has determined, based on such medical evidence as it may find satisfactory, will prevent a Participant from performing his or her duties for the Corporation and is expected to be permanent.

         2.11 "Employee" means any person performing services for the Corporation or any Subsidiary as a common law employee. The Committee may, in its discretion, treat any individual as an Employee for purposes of this Plan even if he or she is not employed by the Corporation, including individuals who regularly perform services for the Corporation but are paid by another employer pursuant to an employee leasing agreement or similar staffing arrangement, as long as he or she could properly be classified as a common law employee of the Corporation for payroll tax purposes.

         2.12 "Executive Officer" means any Named Executive Officer and any other officer of the Corporation who is subject to the reporting requirements of
Section 16 of the Securities and Exchange Act of 1934.

         2.13 "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported on Nasdaq as of the most recent available date with respect to the sale of Common Stock.

         2.14 "Incentive Stock Options" or "ISOs" means Options intended to qualify for favorable tax treatment as incentive stock options under Code
Section 422.

         2.15 "Named Executive Officer" shall mean the Company's Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

         2.16 "Nonstatutory Options" shall mean Options which are not intended to qualify as ISOs.

         2.17 "Option Agreement" means a written agreement between the Corporation and a Participant who has been granted Options under this Plan. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         2.18 "Option Price" means, with respect to any Option, the amount designated in a Participant's Option Agreement as the price per share he or she will be required to pay to exercise the Option and purchase the shares subject to such Option.

         2.19 "Option" or "Options" means any rights granted to a Participant to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including Incentive Stock Options subject to the additional requirements described in Article V.


                                      -A-2-

         2.20 "Participant" shall mean any current or former Employee, or any Consultant or Director, who has been granted Options or Restricted Stock under the terms of this Plan.

         2.21 "Plan" means this Comdial Corporation 2002 Stock Incentive Plan, as the same may be amended from time to time.

         2.22 "Restricted Stock" means shares of Common Stock that are issued to eligible Participants and made subject to restrictions in accordance with
Article VI of the Plan.

         2.23 "Restricted Stock Agreement" means a written agreement between the Corporation and a Participant who has been granted or sold Restricted Stock pursuant to Article VI of the Plan.

         2.24 "Subsidiary" shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under
Section 425(f) of the Code.

         2.25 "Ten Percent Shareholder" shall mean any qualified Participant who, at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III.     Eligibility.

        3.1 Participation. The Committee may grant Options and/or awards of Restricted Stock under this Plan to any officer or other Employee of the Corporation or any Subsidiary. The Committee may grant Options and/or awards of Restricted Stock to any Director, subject to the restrictions in Section 3.3. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

         The Committee may also grant Options or awards of Restricted Stock to Consultants. In granting such awards and determining their form and amount, the Committee shall consider the extent of the individual's relationship to the Corporation, his or her potential contributions to its financial success, the potential adverse accounting consequences to the Corporation of stock option grants to Consultants, and such other factors as the Committee may, in its discretion, deem to be relevant.

         3.2 Executive Officers. Notwithstanding Section 3.1 or any other provisions of this Plan, any Named Executive Officer shall not be granted Options, or awards of Restricted Stock unless the grant has been approved by the Compensation Committee, and all grants to Executive Officers must be approved in advance by either the Committee or the Compensation Committee.

         3.3 Directors. Members of the Board of Directors who are officers of the Corporation or Consultants shall be eligible for Options or other awards under this Plan on the same terms as other officers or Consultants. Other members of the Board of Directors who are not Employees shall be eligible for Options or Restricted Stock awards to the extent specified in such general policy on compensation of nonemployee Directors as may be established by the Board of Directors.

IV.      Options.

         4.1 Terms and Conditions. Subject to Section 3.2 and 3.3, the Committee may, in its sole discretion, from time to time grant Options to any officer, Employee, Director or Consultant of the Corporation or any Subsidiary selected by the Committee pursuant to Section 3.1. The grant of an Option to a Participant shall be evidenced by a written Option Agreement in substantially the form approved by the


                                      -A-3-

Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may determine to be appropriate.

                  (a) Shares Covered. The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year is 900,000 shares.

                  (b) Exercise Period. The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate.

                  (c) Option Price. The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of Common Stock on the Date of Grant.

                  (d) Exercise of Options. A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation's tax withholding obligations pursuant to Section 7.3.

                  (e) Payment of Option Price Upon Exercise. Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of (i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant for at least six months, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or
(iv) a combination of any of the above equal to the Option Price for the shares.

                  (f) Cashless Exercises. Alternatively, the Corporation may permit the Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant's stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant's stockbroker for the Participant's account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

         4.2      Effect of Termination.

                  (a) If a Participant's employment or other relationship with the Corporation (or with the relevant Subsidiary) terminates for any reason other than retirement, disability or death, his or her vested Options shall terminate ninety (90) days from the date of termination of employment or other relationship, and his or her unvested Options shall terminate immediately upon the date of the termination of employment or other relationship; provided that, the Committee may determine, in its sole discretion, at the time of the grant that the Participant's Option Agreement should provide for an extended exercise period after such termination of employment or other relationship.

                  (b) Any Option Agreement may, in the Committee's sole discretion, include such provisions as the Committee deems advisable with respect to the Participant's right to exercise the Option subsequent to retirement, or subsequent to termination of such employment (or other relationship) by reason


                                      -A-4-
of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant's Option Agreement pursuant to Section 4.1(b); and provided further that no ISO shall be exercisable at any time subsequent to the expiration of the period of three (3) months from the date of retirement, or twelve (12) months from the date of termination.

                  (c) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event of the Participant's death while he or she has the right to exercise his or her Options, the Options may be exercised (to the extent they had become exercisable prior to the time of the Participant's death), during such period of up to one year after date of the Participant's death as the Committee deems to be appropriate, by the personal representative of the Participant's estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution; provided that, in no event shall any option be exercisable after the fixed termination date set forth in the Participant's Option Agreement.

                  (d) Any Option Agreement may, in the Committee's sole discretion, provide that, in the event the Participant continues to actively perform services for the Corporation as a Consultant or Non-Employee Director after his or her employment terminates, his or her Options shall continue to be exercisable during any period in which he or she is actively performing such services as a Consultant, but in no event after the fixed termination date set forth in the Option Agreement pursuant to Section 4.1(b).

                  (e) The Committee may, in its sole discretion, decide at the time an Option is granted that the Participant's Option Agreement should include such terms as the Committee determines are desirable providing for accelerated vesting and exercisability of all or part of the Participant's Options if the Participant's employment or consulting relationship with the Corporation is terminated prematurely, including upon termination (i) without good cause, (ii) in connection with a Change in Control as defined in Section 7.1 below, or (iii) in violation of the terms of any agreement between the Corporation and the Participant.

                  (f) For purposes of this Section 4.2, the Committee shall determine the date of termination of any Participant, based on its judgment as to when the Participant is no longer employed as a common law employee or Consultant of the Corporation or any Subsidiary. Part-time or non-exclusive employment by the Corporation may be considered employment by the Corporation as long as the Participant is treated as an Employee for purposes of FICA and payroll taxes, as shall employment by a Subsidiary. In addition, the Committee shall have full discretion to determine whether a Participant's reduction in hours, medical or disability leave, FMLA leave, absence on military or government service, or other authorized leave of absence, shall constitute a termination of employment for purposes of this Plan.

                  (g) If a Non-Employee Director shall cease to serve as a member of the Board of Directors as a result of such Non-Employee Director resignation from the Board (other than as a result of retirement or total Disability) or such Non-Employee Director's decision not to stand for reelection at the expiration of his or her term of office, or such Non-Employee Director is not nominated by the Board to stand for election at the Annual Stockholders' Meeting at which his or her term of office expires, or, if nominated, such person is not reelected, then all Options held by such Participant may be exercised at any time within three (3) years after the date of such cessation of service; provided, however, (i) only Options exercisable by the Participant at the time of the cessation of service as a Non-Employee Director may be exercised after such cessation, and (ii) no Option may be exercised after the expiration date of such Option.

                  If a Participant is removed from the Board by the stockholders of the Company for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason


                                      -A-5-
other than illness or incapacity), then all unexercised Options held by such Participant shall immediately be canceled and terminate.

         4.3 Incentive Stock Options. The Options granted under this Plan may be either Incentive Stock Options or options not intended to constitute incentive stock options qualifying under Code Section 422; provided that, Incentive Stock Options may only be granted to individuals who are Employees; and further provided, any Incentive Stock Option shall be subject to the additional requirements stated in Article V of this Plan.

         4.4 Non-Assignability. Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph. Notwithstanding the foregoing, the Committee may, in its discretion, permit an individual Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination in accordance with Section 4.2 if the Consultant ends its relationship with the Corporation.

         4.5 Covenants Not to Compete. The Committee may, in its discretion, condition any Option granted to an Employee, Consultant or Director on such Participant's agreement to enter into such covenant not to compete with the Corporation as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the Participant's Stock Option Agreement, and the Stock Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete. In addition, in the Committee's discretion, the Participant's Stock Option Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of Common Stock previously issues to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.

         4.6 Authority to Waive Restrictions on Exercisability. The Board of Directors may, in its discretion, determine at any time that all or any portion of the Options granted to one or more Participants under the Plan shall, notwithstanding any restrictions on exercisability imposed or stated in the Option Agreement pursuant to Section 4.1(b), become immediately exercisable in full. The Board of Directors may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under Section 5.

V.       Incentive Stock Options.

         The Committee may, in its discretion, specify that any Options granted to a Participant who is an individual employed by the Corporation or a Subsidiary as an Employee shall be ISOs qualifying under Code Section 422 as may be amended from time to time with any such amendment to be incorporated herein without further shareholder approval.


                                      -A-6-

         5.1 Each Stock Option Agreement which provides for the grant of ISOs shall expressly state that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Stock Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

         5.2 Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

                  (a) The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a nonstatutory option for the remaining shares subject to the Option.

                  (b) The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

                  (c) In the case of an ISO granted to a Participant who is a Ten Percent Shareholder of the Corporation, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

                  (d) No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

                  (e) Any ISO granted under the Plan shall terminate no more than ninety (90) days after termination of the Participant's employment as an Employee, except that pursuant to Section 4.2(b) and (c) above such exercise period may be extended for up to one year after the date of any termination of employment by reason of the Participant's death or disability.

VI.      Restricted Stock.

         6.1 Rights As A Shareholder. The Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock. At the time of the award, the Committee shall cause the Corporation to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 6.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

         6.2 Awards and Certificates.

                  (a) A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award.


                                      -A-7-

                  (b) When a Participant is granted shares of Restricted Stock, the Corporation shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

                            "The transferability of the shares of stock
                  represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Comdial Corporation. A copy of such Agreement is on file in the offices of the Secretary of the Corporation, 106 Cattlemen Road, Sarasota, Florida, 34232.

                  (c) Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under
Section 10.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

         6.3 Restrictions and Forfeitures. Restricted Stock awarded to a Participant pursuant to this Article VI shall be subject to the following restrictions and conditions:

                  (a) During a period set by the Committee of not less than six
(6) months, but not more than ten (10) years, commencing with the date of an award (the "Restriction Period"), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

                  (b) Except as provided in Section 6.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

                  (c) Subject to the provisions of Section 6.3(d), upon any termination of the Participant's employment or other relationship with the Corporation during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to the Corporation, or, in the case of shares of Restricted Stock sold to the Participant, repurchased by the Corporation at the initial purchase price.

                  (d) In the event of a Participant's retirement from his or her employment (or other relationship) with the Corporation, total Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock.

                  (e) Notwithstanding the other provisions of this Section 6.3, the Committee may adopt rules which would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Restricted Stock granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Restricted Stock shall still be subject to termination in accordance with Subsection 7.3(c) above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer its Restricted Stock to its members, subject to termination in accordance with
Section 6.3(c) if the Consultant ends its relationship with the Corporation.


                                      -A-8-

                  (f) Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

                  (g) Nothing in this Section 6.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

VII.     Change in Control Transactions.

         7.1 Change in Control. For purposes of this Plan, a "Change in Control" shall include any of the events described below:

                  (a) The acquisition in one or more transactions of more than fifty-one percent (51%) of the Corporation's outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors by any corporation, or other person or group (within the meaning of Section 14(d)(2) of the Securities Exchange Act of 1934, as amended);

                  (b) Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any transfer or sale of substantially all of the assets of the Corporation or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property.

                  (c) Any person, or group of persons, commences a tender offer for at least fifty-one percent (51%) of the Corporation's Common Stock.

        7.2 Effect of Change in Control. In the event of a pending or threatened Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to any one or more Participants (other than with respect to Named Executive Officers):

                         (i) Accelerate the exercise dates of any outstanding
                  Options and make outstanding Options fully vested and exercisable;

                         (ii) Determine that all or any portion of conditions
                  associated with a Restricted Stock award have been met;

                         (iii) Grant a cash bonus award to any of the holders of
                  outstanding Options;

                         (iv) Pay cash to any or all Option holders in exchange
                  for the cancellation of their outstanding Nonstatutory Options or Restricted Stock;

                         (v) Make any other adjustments or amendments to the
                  Plan and outstanding Options, or Restricted Stock awards and/or substitute new Options or other awards.

         With respect to any Named Executive Officer, any such action shall be effective only if it is approved by Compensation Committee comprised exclusively of outside directors within the meaning of Code Section 2(m).


                                      -A-9-

         In exercising its authority under this Section 7.2, the Committee shall consider any adverse accounting or federal income tax consequences that may result from any acceleration of vesting or repurchase of Options. The Committee shall have no duty to apply any action taken under this Section uniformly to all Participants, and may choose, in its sole discretion, whether or not the Options or Restricted Stock held by any particular Participant will be affected (subject to any pre-existing provisions in the Participant's Option Agreement or employment agreement with the Corporation requiring accelerated vesting upon a Change in Control).

         7.3 Involuntary Termination Following a Change in Control. If a Participant's employment with the Corporation (or its successor) is involuntarily terminated without cause during the period of twelve (12) months following a Change in Control, and the Participant's Options and Restricted Stock had not already become fully vested pursuant to Section 7.2 as a result of the Change in Control, the Participant's Options shall become fully vested and immediately exercisable in full for a period lasting for at least ninety (90) days after the date of the Participant's termination, and any Restricted Stock award held by the Participant shall become fully vested and nonforfeitable.

VIII.    Aggregate Limitation on Shares of Common Stock.

         8.1 Number of Shares of Common Stock.

                  (a) Shares of Common Stock which may be issued to Participants pursuant to Options, or Restricted Stock awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock.

                  (b) The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 2,500,000 shares of Common Stock available under the Plan, subject to such adjustments as may be made pursuant to Section 8.2.

                  (c) For purposes of Section 8.1(b), upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares surrendered to the Corporation as payment of the Option price.

                  (d) Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires, shall again be available for issuance under the Plan.

                  (e) In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

         8.2 Adjustments of Stock. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of shares of Restricted Stock shall each be adjusted and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to any Participant.

         New option rights may be substituted for the Options granted under the Plan, or the Corporation's duties as to Options outstanding under the Plan may be assumed by a Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in


                                     -A-10-
connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation's duties as to such Options.

IX.      Miscellaneous.

         9.1 General Restriction. Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

         9.2 Withholding Taxes.

                  (a) If the Corporation determines that the Corporation has any tax withholding obligation with respect to a Participant, the Corporation shall have the right to require that Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

         If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

                  (b) The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

                  (c) Amounts to which the Corporation is entitled pursuant to
Section 9.2(a) or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) paid in cash, (ii) withheld from any salary or other compensation payable to the Participant by the Corporation, including cash payments made under this Plan, or (iii) in shares of Common Stock otherwise issuable to the Participant upon exercise of an Option, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the "Tax Date") not less than the minimum amount of tax the Corporation is required to withhold. A Participant's request to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the exercise of an Option.

                  (d) Tax Loans. In the discretion of the Board of Directors, the Company may make a loan to a Participant in connection with the exercise of an Option in an amount not to exceed the grossed up amount of any Federal and state taxes payable in connection with such exercise, for the purpose of assisting such Participant to exercise such Option. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Board of Directors and will comply in all respects with all applicable laws and regulations. The Board of Directors may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made. In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.


                                     -A-11-

         9.3 Investment Representation. If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option, or at time of the transfer of shares of Restricted Stock, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

         9.4 Non-Uniform Determinations. The Committee's determinations under this Plan (including without limitation its determinations of the persons to receive Options or awards of Restricted Stock, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

         9.5 No Rights as Shareholders. Participants granted Options under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

         9.6 Transfer Restrictions. The Committee may determine that any Common Stock to be issued by the Corporation upon the exercise of Options shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

        9.7 No Right to Employment. Nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participating employee. Similarly, nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating Non-Employee Director, Advisor or Consultant the right to continue his or her relationship with the Corporation or affect any right which the Corporation may have to terminate such relationship.

         9.8 Fractional Shares. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement thereof in cash.

         9.9 General Restriction. Any Option granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

X.       Administration of the Plan.

         10.1 Committee.

                  (a) The Plan shall be administered on a day to day basis by the Board of Directors or, if the Board determines it is desirable to delegate its authority to administer the Plan, by a Committee appointed by the Board of Directors. The Plan Committee appointed by the Board may be the Compensation Committee of the Board of Directors or one or more directors or executive or officers of the Corporation serving under the supervision of such Compensation Committee, and, except as expressly stated otherwise in this Plan with respect to Executive Officers, need not be composed of directors or directors who qualify


                                     -A-12-
as "disinterested" within the meaning of SEC Rule 16b-3. The Plan Committee shall serve at the pleasure of the Board of Directors.

                  (b) If the Committee is not the Board of Directors, the Committee shall be monitored and supervised by the Compensation Committee of the Board of Directors with respect to any actions related to Named Executive Officers. All grants of Options or Restricted Stock to Executive Officers shall be approved in advance by the Compensation Committee.

                  (c) The Committee shall have the authority, in its discretion but subject to Sections 3.2 and 3.3 of this Plan, and subject to the overall supervision of the Compensation Committee or the Board, from time to time: (i) to grant Options, or shares of Restricted Stock to eligible employees, Directors and Consultants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; or (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options, or the vesting of Restricted Stock, as it may deem appropriate;

                  (d) The Committee shall have the authority, in its discretion, from time to time, to: (i) modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and
(ii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

                  (e) All actions taken by the Committee shall be final, conclusive and binding upon any eligible Participant. Neither the Committee nor any members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

XI.      Amendment and Termination.

         11.1 Amendment or Termination of the Plan. The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable, provided however, the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, or for which stockholder approval requirements are imposed on the corporation by the listing rules of any stock exchange on which the common stock is listed. The termination or amendment of this Plan shall not, without the consent of the Participant, affect any Participant's rights under an award previously granted, provided however, the Board of Directors shall have the right without the consent of any Participant to terminate the Plan and terminate any options previously granted to Participants under the Plan if the Corporation makes adequate provision for the payment to any such Participant, for any vested options, of the excess of the Fair Value of the covered shares over the exercise price of such vested options, with any unvested options and options with exercise prices in excess of the Fair Value being terminated without any payment to or further action or consent of any Participants. For purposes of this Section 11.1 Fair Value shall be the Fair Market Value unless the Board of Directors approves a transaction for the sale of the Corporation which equates to a higher per share value.

         11.2 Term of Plan. Unless previously terminated pursuant to Section 11.1, the Plan shall terminate on May 17, 2012, the tenth anniversary of the date on which the Plan became effective, and no Options, or awards of Restricted Stock may be granted on or after such date.


                                     -A-13-

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no directions to the contrary are indicated, this proxy will be voted FOR Proposals 1, and 2.

                                                                 Please mark
                                                               your votes as
                                                                indicated in |X|
                                                                this example


                                FOR
                           the nominees              WITHHOLD
                           listed below              AUTHORITY
                            (except as            to vote for the
                           marked to the            nominee(s)
                             contrary)             listed below

1. ELECTION OF DIRECTORS        |_|                    |_|

                                FOR      AGAINST     ABSTAIN

2. 2002 STOCK INCENTIVE         |_|        |_|         |_|
   PLAN.

Nominees: 01 Sanford Schlitt and
          02 David P. Berg.

Withheld for the nominees you list below: (Write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

                                                 FOR      AGAINST     ABSTAIN
                                                  _
3. IN THEIR DISCRETION ON ANY OTHER BUSINESS     |_|        |_|         |_|
   THAT MAY PROPERLY COME BEFORE SUCH MEETING.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                                                                    , 2002
      --------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    Signature


--------------------------------------------------------------------------------
                            Signature if held jointly


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                               COMDIAL CORPORATION

                    Proxy for Annual Meeting of Stockholders
                                  May 17, 2002

           This Proxy is Solicited on Behalf of the Board of Directors
                             of Comdial Corporation

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2002, and appoints Nickolas A. Branica, Paul K. Suijk and Ralph R. Dyer, or any of them, as proxies, each with the power to appoint his or her substitute and to act alone, and authorizes them, or any of them, to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of Comdial Corporation held of record by the undersigned on April 2, 2002, at the Annual Meeting of Stockholders to be held on May 17, 2002, and at any adjournment thereof.

         The Board of Directors Recommends a Vote FOR Proposals 1, and 2
                      appearing on the Reverse Side Hereof


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

          You can now access your Comdial Corporation account online.

Access your Comdial Corporation shareholder account online via Investor ServiceDirect(SM) (ISD).

Mellon Investor Services LLC, agent for Comdial Corporation, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

          o  View account status           o Make address changes
          o  View certificate history      o Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(SM) is currently only available for domestic individual and joint accounts.

o SSN
o PIN
o Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.
--------------------------------------------------------------------------------
Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o SSN
o PIN
o Then click on the (Submit) button

If you have more than one account, you will now be asked to select the appropriate account.
--------------------------------------------------------------------------------
Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o Certificate History
o Issue Certificate
o Address Change

              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time